Exhibit 32.2
Certification of Chief Financial Officer
Pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002

In connection with this annual report on Form 10-K of Medtronic Public Limited Company for the fiscal year ended April 27, 2018, the undersigned hereby certifies, in her capacity as Chief Financial Officer of Medtronic Public Limited Company, for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Medtronic Public Limited Company.

June 22, 2018	/s/ Karen L. Parkhill
Karen L. Parkhill
Executive Vice President and
Chief Financial Officer